Exhibit 5.1

June 8, 2022

Aytu BioPharma, Inc. 373 Inverness Parkway, Suite 206 Englewood, Colorado 80112

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Aytu BioScience, Inc., a Delaware corporation (the “Company”), in connection with Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of 867,769 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) of the Company by Avenue Venture Opportunities Fund, LP and Avenue Venture Opportunities Fund II, LP (the “Selling Stockholders”), issuable upon the exercise of warrants (the “Warrants”) issued to the Selling Stockholders pursuant to the loan and security agreement dated January 26, 2022 between the Company and the Selling Stockholders.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares, when issued upon valid exercise of Warrants in accordance with the terms of the Warrants, including without limitation payment of the specified exercise price therefor, will be validly issued, fully paid, and non-assessable.

Our opinions expressed above are limited to the federal laws of the United States of America, the laws of the State of New York, and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Dorsey and Whitney LLP

NT/AWE